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                                                                     EXHIBIT 4.2


                                                                  EXECUTION COPY





                                SECOND AMENDMENT
                                     TO THE
                            SERIES 1996-2 SUPPLEMENT
                                     TO THE
                        POOLING AND SERVICING AGREEMENT



                 THIS SECOND AMENDMENT TO THE SERIES 1996-2 SUPPLEMENT TO THE POOLING AND SERVICING AGREEMENT (this "Amendment"), dated as of March 31, 1997 is by and between FIRST UNION NATIONAL BANK OF GEORGIA, as Transferor and Servicer, and THE BANK OF NEW YORK, as Trustee.

                 WHEREAS the Transferor and Servicer and the Trustee have executed that certain Pooling and Servicing Agreement, dated as of September 29, 1995, as amended by the First Amendment to the Pooling and Servicing Agreement, dated as of February 22, 1996 and as further amended by the Second Amendment to the Pooling and Servicing Agreement, dated as of March 31, 1996 and as further amended by the Third Amendment to the Pooling and Servicing Agreement, dated as of June 13, 1996 (as amended from time to time, the "Pooling and Servicing Agreement");

                 WHEREAS the Transferor and the Servicer and the Trustee have executed that certain Series 1996-2 Supplement to the Pooling and Servicing Agreement, dated as of April 23, 1996, as amended by the First Amendment to the Series 1996-2 Supplement to the Pooling and Servicing Agreement, dated as of January 1, 1997 (as amended from time to time, the "Series 1996-2 Supplement," and together with the Pooling and Servicing Agreement, the "Agreement");

                 WHEREAS the Transferor and Servicer and the Trustee wish to amend the Series 1996-2 Supplement as provided herein;

                 NOW THEREFORE, in consideration of the promises and the agreements contained herein, the parties hereto agree as follows:

                 SECTION 1.  Amendments of Section 2.

                 (a) The definition of "Investor Servicing Fee" in Section 2 is hereby amended to read as follows:

                      "Investor Servicing Fee" shall have the meaning specified in subsection 3(a) hereof; provided, however, that with respect to the Monthly Periods of April 1997, May 1997 and June 1997, the Investor Servicing Fee shall equal 0%.






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                 (b) The definition of "Class A Servicing Fee" in Section 2 is hereby amended to read as follows:

                 "Class A Servicing Fee" shall have the meaning specified in subsection 3(a) of this Series Supplement; provided, however, that with respect to the Monthly Periods of April 1997, May 1997 and June 1997, the Class A Servicing Fee shall equal 0%.

                 (c) The definition of "Class B Servicing Fee" in Section 2 is hereby amended to read as follows:

                 "Class B Servicing Fee" shall have the meaning specified in subsection 3(a) hereof; provided, however, that with respect to the Monthly Periods of April 1997, May 1997 and June 1997, the Class B Servicing Fee shall equal 0%.

                 (d) The definition of "Collateral Interest Servicing Fee" in
Section 2 is hereby amended to read as follows:

                 "Collateral Interest Servicing Fee" shall have the meaning specified in subsection 3(a) hereof; provided, however, that with respect to the Monthly Periods of April 1997, May 1997 and June 1997, the Collateral Interest Servicing Fee shall equal 0%.

                 (e) The definition of "Servicer Interchange" in Section 2 is hereby amended to read as follows:

                 "Servicer Interchange" shall mean, for any Monthly Period, the portion of Collections of Finance Charge Receivables allocated to the Investor Certificates and deposited in the Finance Charge Account with respect to such Monthly Period that is attributable to Interchange; provided, however, that Servicer Interchange for a Monthly Period shall not exceed one-twelfth of the product of (i) the Adjusted Investor Interest as of the last day of such Monthly Period and (ii) .75%; provided further, however, that with respect to the Monthly Periods of April 1997, May 1997 and June 1997, the Servicer Interchange shall equal 0%.

                 SECTION 2. Effectiveness. The amendment provided for by this Amendment shall become effective upon receipt by the Trustee of the following, each of which shall be satisfactory to the Trustee in its sole discretion:

                 (a) An Officer's Certificate from the Transferor to the effect that the terms of this Amendment will not adversely affect in any material respect the interests of any Investor Certificateholder.

                 (b) A written notice from each Rating Agency that this Amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency.





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                 (c)  A written notice from the Transferor and the Servicer to the effect that the Transferor and the Servicer have received the written notice referred to above in subsection 2(b).

                 (d) Counterparts of this Amendment, duly executed by the parties hereto.

                 SECTION 3. Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. All references to the Agreement in any other document or instrument shall be deemed to mean such Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Agreement, as amended by this Amendment, as though the terms and obligations of the Agreement were set forth herein.

                 SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

                 SECTION 6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 SECTION 7. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Series 1996-2 Supplement.





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                 IN WITNESS WHEREOF, the Transferor, the Servicer and the
Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.




                               FIRST UNION NATIONAL
                                 BANK OF GEORGIA,
                                 Transferor and Servicer


                               By: /s/ James H. Gilbraith, II
                                  ------------------------------
                                  Name:   James H. Gilbraith, II
                                  Title:  Vice President and
                                          Managing Director

                               THE BANK OF NEW YORK,
                                 Trustee



                               By: /s/ Cheryl L. Laser
                                  ------------------------------
                                  Name:   Cheryl L. Laser
                                  Title:  Assistant Vice President